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DCB FINANCIAL CORP.                                                 NEWS RELEASE

                             FOR IMMEDIATE RELEASE
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                        For Further Information Contact
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                                Larry D. Coburn
                     President and Chief Executive Officer
                                 (740) 363-1133

              DCB FINANCIAL CORP. TO INVEST IN INSURANCE COMPANIES
     Delaware, Ohio, June 29, 2000. DCB Financial Corp. (OTC:DCBF) today announced that it has entered into an agreement along with four other community banks, to acquire 50% ownership interest in Century Surety Company and Evergreen National Indemnity. The remaining 50% of the companies is being acquired by Avalon National Corporation, and Stonehenge Partners, Inc., a venture capital firm based in Columbus, Ohio.

     Century Surety Company and Evergreen National Indemnity together provide a wide range of insurance products for small and medium sized companies throughout the United States. Century Surety Company and Evergreen National Indemnity are being purchased from Century Business Services, Inc., a leading provider of outsourced business services.

     Larry Coburn, DCB Financial's President and Chief Executive Officer, said, "We believe this to be an attractive investment opportunity and a natural expansion of our community banking franchise."